UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 5, 2012

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 5, 2012, Rex T. Clevenger, Executive Vice President & Chief Financial Officer of Universal Hospital Services, Inc. (the “Company”), announced his intention to retire after over 30 years of service in various financial operations and capital markets roles, the last 8 years of which have been with the Company.  Mr. Clevenger’s departure date has been set for March 31, 2013 to ensure a smooth transition as the Company launches a search for a new Chief Financial Officer.  A copy of the related press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

(e)          Mr. Clevenger and the Company are in the process of negotiating a mutual transition agreement, the details of which will be disclosed upon execution.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit

99.1        Press release issued by Universal Hospital Services, Inc. on October 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2012	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Gary D. Blackford
Gary D. Blackford
Chairman and Chief Executive Officer